UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

MISSION BROADCASTING, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-62916-02	51-0388022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30400 Detroit Road, Suite 304 Westlake, Ohio 44145
(Address of Principal Executive Offices, including Zip Code)

(440) 526-2227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2018, Mission Broadcasting, Inc. (“Mission Broadcasting”) entered into an amendment to its senior secured credit facilities. The main provisions of the amendment, effective as of October 26, 2018 (the “Effective Date”), are as follows:

•

For the revolving loan, a reduction in the applicable margin for Eurodollar rate loans:

i.from 1.50% to 1.25%, if the consolidated first lien net leverage ratio is less than 1.50:1.00;

ii.from 1.75% to 1.50%, if the consolidated first lien net leverage ratio is less than 2.50:1.00 but greater than or equal to 1.50:1.00;

iii.from 2.00% to 1.75%, if the consolidated first lien net leverage ratio is less than 3.25:1.00 but greater than or equal to 2.50:1.00; and

iv.from 2.25% to 2.00%, if the consolidated first lien net leverage ratio is greater than or equal to 3.25:1.00.

•	For Term Loan B, a reduction in the applicable margin for Eurodollar rate loans from 2.50% to 2.25%.

•	For the revolving loan, an extension of the maturity date to five years from the Effective Date.

The foregoing description is qualified in its entirety by reference to the text of the amended credit agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Credit Agreement, dated as of January 17, 2017, by and among Mission Broadcasting, Inc., Bank of America, N.A. and the several lenders party thereto, as amended by that Amendment No. 2, dated as of October 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION BROADCASTING, INC.

	By:	/s/ Dennis Thatcher
Date: November 1, 2018	Name:	Dennis Thatcher
	Title:	President and Treasurer